UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MASSEY ENERGY COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COMPANY CONTACT:	Media Hotline	FOR IMMEDIATE RELEASE
	1-877-534-5180	May 4, 2010

ADMIRAL INMAN, MASSEY ENERGY’S LEAD INDEPENDENT DIRECTOR, LETTER TO WILLIAM PATTERSON, EXECUTIVE DIRECTOR OF CHANGE TO WIN INVESTMENT GROUP

Richmond, Virginia, May 4, 2010 – Massey Energy Company (NYSE: MEE) Today, Admiral Inman, Massey Energy’s Lead Independent Director, sent the below letter to Change to Win (CtW) Investment Group. CtW has been waging a politically motivated campaign to disrupt Massey and the Board’s continuing effort to be responsive to shareholders.

A committee, established in August 2009 to look into shareholder inquires, will take on the role of examining Massey’s track record on safety, facts related to the UBB tragedy and the related investigations by various agencies including the FBI.

The committee will provide an initial report at the May 18 Annual meeting. The committee will have access to outside legal counsel and may if it so chooses retain relevant experts. It has not done so at this point.

A copy of the full letter from Admiral Inman to CtW follows:

Mr. William Patterson

Executive Director

CtW Investment Group

1900 L Street, N.W., Suite 900

Washington, D.C. 20036

Dear Mr. Patterson,

On 17 August 2009 the Board of Directors asked Richard Gabrys, former Vice Chairman of Deloitte & Touche LLC to serve as Chairman of a committee to look into shareholder inquires. Today, we have asked the Gabrys Committee to examine Massey’s track record on safety, facts related to the UBB tragedy and the related investigations by various agencies including the FBI. We look forward to an initial report at our Annual Meeting on May 18, 2010, if there are significant results to report from fifteen days of examination.

The Board has great confidence in Mr. Gabrys. His years of experience and insight will lead to the facts and provide a measured approach, without a rush to judgment about what happened, and recommend specific actions moving forward. Unfortunately, he is a target of your efforts to withhold votes for the 2010 Director’s Slate, which if successful would undoubtedly substantially disrupt the Board’s continuing effort to be responsive to shareholder concerns.

Sincerely,

B.R. Inman

Admiral, U.S. Navy, (Ret.)

About Massey

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the largest coal company in Central Appalachia and is included the S&P 500 index.

###